SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VINEYARD NATIONAL BANCORP

(Exact name of Registrant as Specified in its charter)

California	33-0309110

(State of incorporation or organization)	(IRS Employer Identification No.)

9590 Foothill Boulevard Rancho Cucamonga, California	91730

(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. /x/	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. / /

Securities Act Registration Statement file number to which this form relates: 333-107493.

Securities to be registered pursuant to section 12 (b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

% Series B Noncumulative Convertible Preferred Stock	American Stock Exchange

Securities to be registered pursuant to Section 12 (g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANTS’ SECURITIES TO BE REGISTERED.
ITEM 2. EXHIBITS.
SIGNATURE

ITEM 1. DESCRIPTION OF REGISTRANTS’ SECURITIES TO BE REGISTERED.

     See “Description of Series B Preferred Stock” in the Preliminary Prospectus included in the Registrant’s Registration Statement on Form S-2, dated July 30, 2003 (Registration No. 333-107493), as amended on September 3, 2003, which is hereby incorporated by reference.

ITEM 2. EXHIBITS.

3.1	Articles of Incorporation of Vineyard National Bancorp, as amended (1)

3.2	Bylaws of Vineyard National Bancorp (2)

4.0	Form of Certificate of Determination of Series A Preferred Stock (3)

4.1	Form of Certificate of Determination of Series B Preferred Stock (4)

4.2	Form of Series B Preferred Stock Certificate (included in Exhibit 4.1)

(1)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 filed by the Registrant with the Commission on March 28, 2003.

(2)	Incorporated by reference from the Registrant’s Registration Statement on Form S-8 (File No. 333-18217) filed by the Registrant with the Commission on December 19, 1996.

(3)	Incorporated by reference from the Registrant’s Proxy Statement for a special meeting held on December 18, 2002 filed by the Registrant with the Commission on November 25, 2002.

(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-2 (File No. 333-107493) filed by the Registrant with the Commission on September 3, 2003.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

VINEYARD NATIONAL BANCORP

Date: September 11, 2003	By:	/s/ Gordon Fong

Gordon Fong Senior Vice President and Chief Financial Officer